Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

Dated as of December 27, 2011

of

BIOSIG TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of November 28, 2011 by and among BioSig Technologies, Inc., a Delaware corporation (the “Company”), and each of the purchasers identified on Schedule I hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company is a recently formed entity and the surviving corporation of a merger with BioSig Technologies, Inc., a Nevada corporation.

WHEREAS, when used in this Agreement, unless expressly provided herein to the contrary, the term the “Company” refers to BioSig Technologies, a Delaware corporation and BioSig Technologies, Inc., a Nevada corporation.

WHEREAS, the Company is offering (the “Offering”) for sale solely to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), a minimum of $2,000,000 and a maximum of $3,000,000 of its shares of Series B Preferred Stock (the “Shares”) at a purchase price of $5,000 per Share.

WHEREAS, the Company may retain one or more agents, each of which shall be a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a member of FINRA (any such entity, an “Agent”) to assist in the sale of the Shares.

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, Section 4(5) of the Securities Act, and/or Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Purchasers hereby agree as follows:

ARTICLE I.

PURCHASE AND SALE OF SERIES B PREFERRED STOCK

Section 1.01  Purchase and Sale of Stock. Upon the following terms and conditions, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, that number of Shares as is set forth on Schedule I hereto, at a price per Share equal to $5,000. The designation, rights, preferences and other terms and provisions of the Series B Preferred Stock are set forth in the Form of Certificate of Designation, Preferences, Rights and Limitations of Series B Preferred Stock appended hereto as Exhibit A (the “Certificate of Designation”).

Section 1.02  Closing; Delivery.

(a)             Initial Closing. A first closing will be held when a minimum of $2,000,000 has been deposited via wire transfer of immediately available funds in a non-interest bearing escrow account (the “Escrow Account”) in the Company’s name at Signature Bank (the “Escrow Agent”), 261 Madison Avenue, New York, New York 10016 (the “Initial Closing”). In particular, at the Initial Closing, the amount representing each Purchaser’s total purchase price hereunder shall be transmitted to the Company by the Escrow Agent, and the Company shall deliver to each Purchaser a stock certificate for the number of Shares purchased hereunder by each such Purchaser.

(b)             Subsequent Sales. Following the Initial Closing, the Company may conduct one or more additional closings (each an “Additional Closing”) and sell to the Purchasers therein up to $3,000,000 in Shares (minus the face amount of the Shares sold in the Initial Closing). Any Purchasers at any Additional Closing shall become a party to this Agreement and shall have the rights and obligations hereunder. At any Additional Closing, each Purchaser shall have deposited via wire transfer of immediately available funds into the Escrow Account in, such Purchaser’s total purchase price hereunder, and upon delivery of the total purchase price to the Company by the Escrow Agent, the Company shall deliver to each Purchaser a stock certificate for the number of Shares purchased hereunder by each such Purchaser. The Initial Closing and any Additional Closings are collectively referred to as the “Closings”).

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

Section 2.01  Representations and Warranties of the Company. Except as set forth in any Schedule accompanying this Agreement, the Company hereby represents and warrants to the Purchasers as of the date hereof and as of each Closing, that:

(a)             Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have material adverse effect on the business, operations, assets, properties or financial condition of the Company and its subsidiaries, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to perform any of its obligations under the Transaction Documents (as defined below) in any material respect (each, a “Material Adverse Effect”).

(b)             Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Certificate of Designation (together, the “Transaction Documents”) and to issue and sell the Shares in accordance with the terms hereof and otherwise carry out its obligations thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, other than the consent (the “Series A Consent”) of the holders of the Series A Preferred Stock of the Company (the “Series A Preferred”). The Transaction Documents have been duly executed and delivered by the Company. Each of the Transaction Documents constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)             Issuance of Shares. The Shares to be issued in conformity with the terms of this Agreement and the shares of common stock, par value $.001 par value per share, of the Company (the “Common Stock”), issuable upon conversion of the Shares, have been duly authorized by all necessary corporate action and the Shares, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, fully paid and non-assessable and be entitled to the rights and preferences set forth in the Certificate of Designation.

(d)             No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Transaction Documents and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) assuming the receipt of the Series A Consent, conflict with or violate any provision of the Company’s Certificate of Incorporation or Bylaws, each as amended through the date of each Closing, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(e)             Consents. Other than the Series A Consent, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of its “affiliates” (as defined in Rule 144 of the Securities Act), nor of the shareholders of the Company, other than such consent, approval or authorization as has already been obtained, is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Shares.

(f)              Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined would have a Material Adverse Effect.

(g)             Defaults. The Company is (i) not in default under or in violation of any agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect or (ii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(h)             No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those incurred in the ordinary course of the Company’s businesses and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(i)              Capitalization. As of each Closing, the authorized capital stock of the Company shall consist solely of (i) 1,000,000 shares of preferred stock, of which only the 184.4 shares of Series A Preferred and up to 600 Shares issued pursuant to this Agreement shall be issued and outstanding and (i) 10,000,000 shares of the Common Stock, of which 8,126,863 shares are issued and outstanding. All of the outstanding shares of the capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(j)              Capital Stock, Etc. Other than the Series A Preferred, there are no (i) shares of capital stock that are entitled to registration rights; (ii) outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or (iii) contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting of any shares of the capital stock of the Company, or restricting the transfer of the Shares. .

(k)             Books and Records. The books and records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

(l)              Absence of Certain Changes. Since its formation on February 24, 2009, there has been no Material Adverse Effect, except as disclosed to the Purchasers. Since February 24, 2009, the Company has not: (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business, in a manner consistent with similarly situated companies; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

(m)             Transactions with Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $5,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(n)             Tax Status. The Company has accurately prepared and filed all foreign, federal, state income and all other Tax Returns, reports and declarations required by law to be paid or filed by it by any jurisdiction to which the Company is subject, has paid or made provisions for the payment of all Taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current Taxes and other charges to which the Company is subject and which are not currently due and payable. None of the federal income Tax Returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent Tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency. The Company has complied in all material respects with all applicable legal requirements relating to the payment and withholding of Taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments, and paid over to the proper governments or regulatory authorities, all amounts required.

For purposes of this Section 2.01(n), “Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad-valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and “Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

(o)             Prior Sales of Securities. All prior sales and issuances of securities by the Company were either properly registered under the Federal and/or State securities laws or issued pursuant to an exemption therefrom and all such sales were all done in accordance with all laws, rules and regulations and no person/entity has any rescission and/or similar rights with respect to any shares of capital stock of the Company. The Company has no matured and/or unmatured rescission and/or similar rights to its shareholders.

(p)             Subsidiaries. The Company has no subsidiaries.

(q)             Survival. The foregoing representations and warranties shall survive for a period of one (1) year following the final Closing.

Section 2.02Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a)             Organization and Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)             Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)             Purchase For Own Account. Each Purchaser is acquiring the Shares solely for its own account and not with a view to or for sale in connection with distribution. Each Purchaser does not have a present intention to sell the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.02(g) below, such Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and its subsidiaries and to the officers of the Company and its subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

(d)             Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(e)             No General Solicitation. Each Purchaser acknowledges that the Shares were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(f)              Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered for resale under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(g)             General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares.

(h)             Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(i)              Status of Purchasers. Such Purchaser is an “accredited investor” as defined in Regulation D. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer.

ARTICLE III.

OTHER AGREEMENTS OF THE PARTIES

Section 3.01Transfer Restrictions.

(a) The Purchasers covenant that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of any Shares other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144 at such time that the Company is not required to be in compliance with Rule 144(c) and any other limitations or requirements set forth in Rule 144, the Company may require the transferor to provide the Company with an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

(b) The Purchasers agree to the imprinting of the following legend on any certificate evidencing the Shares (in addition to any legend required by applicable state securities or “blue sky” laws):

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

Section 3.02Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers.

Section 3.03Agent; Compensation.

(a) The Company may engage one or more Agents to act as a placement agent in connection with this Agreement, which the Company shall in any such case compensate as provided in Section 3.03(b).

(b) The Agent, if any, will at each Closing be (i) paid a cash commission of up to ten percent (10%) of the gross dollar amount of the Shares sold in such Closing, and (ii) issued a warrant (the “Agent Warrant”) to purchase that number of Shares equal to seven percent (7%) of the number of Shares sold in such Closing, which Agent Warrants shall be exercisable for a period of five (5) years from the Closing Date at an exercise price equal to $5,000 per Share.

ARTICLE IV.

MISCELLANEOUS

Section 4.01Fees and Expenses. The Company shall pay all fees and expenses, including, but not limited to, the legal fees of any Agent’s legal counsel including, but not limited to, for blue sky work, which legal fees shall be $15,000 in the aggregate (excluding state filing fees and other expenses), as well as its own fees and expenses, including but not limited to the fees and expenses of each such parties’ advisors, counsel, accountants and other experts, if any, and all other expenses incurred incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

Section 4.02Specific Enforcement. The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

Section 4.03Entire Agreement; Amendment. This Agreement (including all exhibits and schedules hereto) and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchasers holding a majority of the Shares then outstanding and held by Purchasers, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding.

Section 4.04Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a) If to the Company:

12424 Wilshire Blvd, Suite 745 Los Angeles, CA 90025
Attention: Chief Executive Officer Fax No.: (310) 820-8115

with copies to:

Gersten Savage LLP
600 Lexington Avenue, 9th Floor New York, New York 1022-6018 Attention: David E. Danovitch, Esq. Fax No.: (212) 980-5192

(b) If to any Purchaser at the address of such Purchaser set forth on the signature pages hereto.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 4.05Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 4.06Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 4.07Successors and Assigns; Restrictions on Transfer. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding a majority of the Shares then outstanding and held by Purchasers.

Section 4.08No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 4.09Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to a trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 4.10 Survival. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Initial Closing or any Additional Closing, as applicable, hereunder for the applicable statute of limitations period.

Section 4.11Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 4.12Severability. The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 4.13Further Assurances. Upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Shares and the Certificate of Designation.

Section 4.14Like Treatment of Purchasers. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the Purchasers then holding Shares. Further, the Company shall not make any payments or issue any securities to the Purchasers in amounts which are disproportionate to the respective numbers of outstanding Shares held by any Purchasers at any applicable time. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the Shares or otherwise.

Section 4.15Agent Warrants; Certificates. The Agent Warrants, if any, and the certificates evidencing the Shares shall be deliverable to each Purchaser and/or the Agent, as the case may be, no later than five (5) business days after each Closing in which the Purchaser purchased the Shares and the Agent became entitled to Agent Warrants.

[SIGNATURE PAGES FOLLOW]

Company Signature Page
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an authorized signatory as of the date first above written.

BIOSIG TECHNOLOGIES, INC.

By:/s/ Kenneth L. Londoner
Name: Kenneth L. Londoner
Title: CEO & Chairman

Purchaser Signature Page
By its execution and delivery of this signature page, the undersigned Purchaser hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of November __, 2011 (the “Purchase Agreement”) by and among BioSig Technologies, Inc. and the Purchasers (as defined therein), as to the number of Shares set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof. Please note that by executing the Purchase Agreement, you will deemed to have executed the Subscription Agreement attached as Exhibit C to the Confidential Private Placement Memorandum (the “Memorandum”) dated November 28, 2011 (collectively the “Transaction Documents”), each of which are attached to the Memorandum, and will be treated for all purposes as if you did sign each such Transaction Document even though you may not have physically signed the signature pages to such documents.

Name of Purchaser:

By:
Name:
Title:

Address:

Telephone No.:

Facsimile No.:

Email Address:

Number of Shares:

Aggregate Purchase Price: $

Tax ID No.

Delivery Instructions (if different than above):

c/o:

Address:

Telephone No.:

Facsimile No. :

Other Special Instructions:

Schedule I
List of Purchasers